Exhibit 10.1

EXECUTION VERSION

AMENDMENT AND

TERMINATION AND RELEASE OF

MGM RESORTS COMPLETION GUARANTEE

This Amendment No. 1 to the Third Amended and Restated Sponsor Completion Guarantee, dated as of October 16, 2013, between MGM Resorts International (the “Completion Guarantor”) and Bank of America, N.A., as collateral agent (the “Collateral Agent”) (as amended, restated, supplemented and otherwise modified to the date hereof, the “MGM Resorts Completion Guarantee”) is being made and entered into as of June 10, 2015 among MGM, CityCenter Holdings, LLC (the “Company”) and the Collateral Agent. All capitalized terms defined in the MGM Resorts Completion Guarantee are used with the same meanings, unless otherwise defined, in this Termination and Release.

RECITALS

A. The Company is the owner, directly or indirectly, of the land and improvements collectively constituting the CityCenter project in Clark County, Nevada (“CityCenter”).

B. The Company entered into that certain Third Amended and Restated Credit Agreement, dated as of October 16, 2013 (as amended to the date hereof, the “Credit Agreement”), with the lenders referred to therein (collectively, the “Lenders”) and Bank of America, N.A., as the administrative agent for the Lenders (in such capacity together with its successors, the “Administrative Agent).

C. Completion Guarantor and Dubai World, a Dubai, United Arab Emirates government decree entity (“Dubai World”), each indirectly own 50% of the issued and outstanding membership units in the Company.

D. The remaining costs for the completion of CityCenter have been substantially paid or settled prior to the date hereof.

E. Section 22 of the MGM Resorts Completion Guarantee allows the MGM Resorts Completion Guarantee to be amended with the written consent of Completion Guarantor, the Company and the Collateral Agent.

AGREEMENT

SECTION 1. Amendments to the MGM Resorts Completion Guarantee. The provisions of the MGM Resorts Completion Guarantee referred to below are hereby amended in accordance with this Section 1.

(a) Section 2.1 is hereby amended and restated in its entirety as follows:

“2.1 Without in any manner affecting Completion Guarantor’s obligations and rights with respect to CityCenter completion costs paid prior to the date hereof, Completion Guarantor hereby guarantees the remaining costs of the completion of CityCenter consisting solely of the payment, when due of the following claims: (a) the Construction Payables relating to all mechanics liens filed in the Official Records of Clark County, Nevada as of the Effective Date (as defined in the First Amended and Restated Credit Agreement), including those set forth on Schedule I attached hereto (the “Pending Mechanics Lien Claims”), (b) the Construction Payables relating to all other work done in respect of CityCenter prior to the Effective Date (as defined in the First Amended and Restated Credit Agreement) (whether or not the subject of filed mechanics liens described on Schedule I attached hereto) (the “Other Pending Construction Claims”) and (c) the Construction Payables relating to the remaining completion work on CityCenter to be performed after the Effective Date (as defined in the First Amended and Restated Credit Agreement) and as described on Schedule II attached hereto (the “Remaining Construction Costs”) (the Pending Mechanics Lien Claims, the Other Pending Construction Claims and the Remaining Construction Costs, collectively, the “Completion Costs”).”

(b) Section 31 is hereby amended and restated in its entirety as follows:

“31. Satisfaction & Termination. This Guarantee shall be deemed satisfied and terminated (and thus, of no further force and effect) upon the final resolution, whether via adjudication pursuant to a final and nonappealable order or judgment of a court of competent jurisdiction, payment, or settlement, of all Completion Costs (and attendant amounts, if any, owing under Section 19); provided, however, that such satisfaction shall have no effect on (and specifically, shall not in any manner whatsoever vitiate, affect the validity or finality, un-do, or otherwise disturb) any Completion Cost previously paid or otherwise resolved, whether pursuant to the provisions of this Guarantee or otherwise.”

(c) Section 35 is hereby amended and restated in its entirety as follows:

“35. [Reserved.]”

(d) Schedule II is hereby amended and restated in its entirety as follows:

“Schedule II

Description of Work Relating to Remaining Construction Costs

None.”

SECTION 2. Termination and Release.

Effective as of the date hereof, the Completion Guarantor, the Company and the Collateral Agent hereby agree that:

(a) The MGM Resorts Completion Guarantee has been satisfied in accordance with the provisions of Section 31; and

(b) The MGM Resorts Completion Guarantee is hereby terminated and of no further force and effect and the Completion Guarantor is hereby irrevocably and unconditionally discharged and released from the MGM Resorts Completion Guarantee and from any obligations or claims that the parties may otherwise have against the Completion Guarantor under or in relation to the MGM Resorts Completion Guarantee.

SECTION 3. Miscellaneous.

(a)	Severability. If any provision of this Amendment is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Amendment will remain in full force and effect. Any provision of this Amendment held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

(b)	Counterparts. This Amendment may be signed in two or more counterparts which, when taken together, shall constitute one and the same instrument.

(c)	Governing Law; Waiver of Jury Trial. Sections 27 and 28 of the MGM Resorts Completion Guarantee shall apply to this Amendment as if directly incorporated herein.

[Signature pages follow]

IN WITNESS WHEREOF, the Collateral Agent has caused this Amendment and Termination and Release to be duly executed as of the date first written above.

BANK OF AMERICA, N.A.,

By:	/s/ DeWayne D. Rosse
Name:	DeWayne D. Rosse
Title:	Assistant Vice President

IN WITNESS WHEREOF, the Completion Guarantor has caused this Amendment and Termination and Release to be duly executed as of the date first written above.

MGM Resorts International

By:	/s/ Daniel J. D’Arrigo
Name:	Daniel J. D’Arrigo
Title:	Executive Vice President, Chief Financial Officer and Treasurer

IN WITNESS WHEREOF, the Company has caused this Amendment and Termination and Release to be duly executed as of the date first written above.

CityCenter Holdings, LLC

By:	Project CC, LLC
Its:	Managing Member

By:	/s/ Daniel J. D’Arrigo
Name:	Daniel J. D’Arrigo
Title:	Treasurer